UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2006

NitroMed, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50439	22-3159793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Spring Street Lexington, Massachusetts	02421
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 266-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Amendment to Executive Severance Benefit Plan

On August 16, 2006, the Compensation Committee of the Board of Directors (the “Board”) of NitroMed, Inc. (“NitroMed”) approved and adopted Amendment No. 1 (the “Plan Amendment”) to the NitroMed Executive Severance Benefit Plan (the “Plan”).  The Plan was filed as an exhibit to NitroMed’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 and is incorporated by this reference.

Pursuant to the terms of the Plan Amendment, NitroMed executives who have been designated at the level of Vice President or higher by the Board or by the Compensation Committee of the Board, and who remain unemployed throughout and at the conclusion of the initial six month period following a covered termination of employment (during which time the following benefits are already provided pursuant to the terms of the Plan), shall be provided salary continuation and contributions to the cost of COBRA (Consolidated Omnibus Budget Reconciliation Act) coverage pursuant to Section III of the Plan, and subject to the terms of the Plan, for an additional period of up to six months; provided that, if at any time during the additional six month period the executive becomes reemployed with another employer in a comparable position, these benefits provided pursuant to the Plan Amendment shall terminate immediately.

The description of the terms and conditions of the Plan Amendment set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan Amendment attached hereto as Exhibit 10.1 and incorporated by this reference.

Amendment to Agreements

On August 18, 2006, NitroMed entered into amendments (each an “Amendment” and collectively, the “Amendments”) with each of the following executive officers to amend the Agreements (each an “Agreement” and collectively, the “Agreements”) previously entered into between NitroMed and the executive officers that provide for the executive officers to receive severance benefits as specified in the Agreements in the event the executive officer’s employment with NitroMed is terminated under certain circumstances in connection with or subsequent to a change in control of NitroMed (as defined in the Agreements):

Name	Title
James G. Ham, III	Vice President, Finance
Jane A. Kramer	Vice President, Corporate Communications
William “B.J.” Jones	Vice President, Marketing

The form of Agreement and a schedule of the executive officers who executed Agreements was filed as an exhibit to NitroMed’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 and is incorporated by this reference.  Mr. Jones was not an executive officer of NitroMed at the time the Form 10-Q was filed, and accordingly his name does not appear on the schedule filed as part of the exhibit thereto.

The Amendments provide for the following revisions to the Agreements:

•                  an increase from six to twelve months for the period after the date of termination (as defined in the Agreements) during which the executive officer will be entitled to the continuation of benefits, as specified in the Agreements; and

•                  if the executive officer remains unemployed throughout and at the conclusion of the six month period immediately following the date of termination, NitroMed shall pay to the executive officer in cash in advance on a monthly basis, for up to six months following the six-month anniversary of the date of termination, an amount equal to 1/12 of the executive officer’s highest annual base salary during the two-year period prior to the change in control date (as defined in the Agreements); provided that, if at any time during the additional six month period the executive becomes reemployed with another employer in a comparable position, the salary continuation payments shall terminate immediately.

The description of the terms and conditions of the Amendments set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Amendment and related schedule attached hereto as Exhibit 10.2 and incorporated by this reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NITROMED, INC.

Date: August 22, 2006	By:	/s/ Argeris N. Karabelas, Ph.D.
Argeris N. Karabelas, Ph.D. Interim Chief Executive Officer and Chairman

Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 1 to NitroMed, Inc. Executive Severance Benefit Plan
10.2	Form of Amendment No. 1 to Agreement entered into by and between NitroMed, Inc. and certain of its executive officers, together with a schedule of such officers